EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

CEL-SCI Corporation
Vienna, VA

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (File numbers 333-162039, 333-161504, 162792 and 184094) and Form S8 (File numbers 333-117088, 333-140792, 333-162265, 333-179477 and 333-184092) of CEL-SCI Corporation of our reports dated December 14, 2012, relating to the consolidated financial statements and the effectiveness of CEL-SCI Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Bethesda, Maryland
December 14, 2012